UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 17, 2021, Rafael Holdings, Inc. (“Holdings” or the “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among: Holdings; RH Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Merger Sub I”); RH Merger II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”); and Rafael Pharmaceuticals, Inc., a Delaware corporation (“Pharma”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. The Merger Agreement and the transactions contemplated thereby were unanimously approved by Holdings’ board of directors (the “Board”) as well as a special committee of the Board, consisting solely of independent directors, that was empaneled to consider the transaction and make a recommendation to the Board, on June 14, 2021. The Merger Agreement requires, subsequently, approval by Holdings’ and Pharma’s stockholders, including, in the case of Holdings, at least a majority of the issued and outstanding shares of Holdings common stock not owned directly or indirectly by any affiliate of Holdings, Merger Subs, or any of their respective officers or directors or trusts for the benefit of immediate family members of such parties, outstanding and entitled to vote thereon at the meeting of stockholders of Holdings called to consider the Merger Agreement (“Holdings Majority of the Minority”), and, in the case of Pharma, at least a majority of the issued and outstanding shares of Pharma capital stock entitled to vote thereon not owned directly or indirectly by Holdings or Holdings’ affiliates (“Pharma Majority of the Minority”)), and the other conditions are satisfied and the Merger transactions contemplated by the Merger Agreement are consummated, Pharma will become a wholly-owned subsidiary of Holdings (the “Business Combination”). The Merger Agreement is attached hereto as Exhibit 2.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Business Combination

The Merger Agreement provides for, among other things, the following: at the Effective Time, Merger Sub I will merge with and into Pharma (the “Initial Merger”), and Pharma (as the surviving company of the merger with Merger Sub I) will merge with and into Merger Sub II with Merger Sub II being the surviving entity of the subsequent merger (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”). As a result of the Mergers, Pharma will become a wholly-owned limited liability subsidiary of Holdings. At the Subsequent Merger Effective Time, the limited liability company agreement of Merger Sub II will be amended and restated to be the certificate of formation and limited liability company agreement of the surviving entity.

The directors and officers of the Initial Surviving Corporation immediately after the Effective Time and the managers and officers of the Surviving Company immediately after the Subsequent Merger Effective Time, shall be the respective individuals listed in a schedule to the Merger Agreement (as may be amended from time to time), each to hold office in accordance with the applicable governing documents and applicable law, until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Following the Business Combination, Pharma will have a single class of equity authorized and outstanding all of which will be held by Holdings.

Effect of the Business Combination on Existing Holdings’ Equity

Other than issuance of shares of Parent Class B Common Stock as described below, the Business Combination will have no impact on the outstanding capital stock of Holdings, and each share of Parent Class A Common Stock or Parent Class B Common Stock of Holdings that is issued and outstanding as of immediately prior to the Effective Time of the Merger, which will continue to remain outstanding.

Consideration to Pharma Equity Holders in the Business Combination

As a consequence of the Mergers, at the Effective Time, each outstanding share of each class of Pharma capital stock will be automatically cancelled and retired and cease to exist, and will entitle a holder of shares of a given class of Pharma capital stock to receive 0.1245 shares of Parent Class B Common Stock per share of Pharma capital stock. This Per Share Merger Consideration ratio for each class of Pharma capital stock will provide that the prior holders of Pharma capital stock and contingent interests will receive Parent Class B Common Stock amounting to approximately 48% of the currently outstanding capitalization of Parent. Additional equity in Parent will be issued in connection with the contemplated financing and pursuant to employment agreements (which will reduce the foregoing percentage proportionately).

For U.S. federal income tax purposes, the Mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

No fractional shares of Parent Common Stock will be issued in connection with the Merger, and holders of Pharma Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock, shall, in lieu of any such fractional shares to which they would otherwise be entitled, receive a payment in cash determined by multiplying such fraction by the volume weighted average closing sale price of one share of Parent Class B Common Stock as reported on the NYSE for the ten consecutive trading day period ending the fifth trading day prior to the Closing Date.

The Merger Agreement provides that certain key stockholders of Parent and Pharma that will receive Parent Common Stock in the Business Combination have agreed to enter into a lock-up agreement, in substantially the form attached hereto as Exhibit 10.01, which contains certain restrictions on transfer of such Parent Common Stock for a period of six months following closing of the Business Combination.

The consideration payable by Holdings takes into account the value of the Holdings’ assets including its interests in Pharma through shares and warrants. Other holders of warrants to purchase Pharma stock may elect to exercise their portion of the Warrant prior to the Closing Date. Any other unexercised warrants shall be terminated at the Effective Time in accordance with the terms of the Merger Agreement; provided that any Pharma Series C Warrants, to the extent not exercised by its holder prior to the Effective Time, shall be exchanged for a commensurate warrant to purchase shares of Parent or otherwise be settled by Parent and the Common Warrant Option, to the extent not exercised by its holder prior to the Effective Time, shall be exchanged for a commensurate warrant to purchase shares of Parent or otherwise be settled by Parent.

In connection with the Mergers, the contractual right to receive additional shares of Pharma capital stock equal to 10% of the fully diluted Pharma capital stock (the “Bonus Shares”) that is held by an instrument (the “Instrument”) that is within a trust for the benefit of the children of Holdings’ Chairman Howard Jonas will also be satisfied by the issuance of Pharma capital stock immediately prior to the effective time of the Mergers and the holder of the right shall receive the Merger Consideration that would be due to a holder of the shares of Pharma Common Stock as would be issuable in respect of that right. The Merger Agreement provides that, contingent on the consummation of the Merger, the anti-dilution accrual of additional shares issuable as Bonus Shares shall be calculated as of September 30, 2021, as if the Mergers were consummated on such date.

At the Effective Time, all compensatory options to purchase Pharma Common Stock (i) shall automatically vest in full, and all holders of such options will receive options to purchase Class B common stock of Holdings using the ratios applicable to determining the Holdings stock in the Business Combination.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type.

Under the Merger Agreement, (a) Pharma has agreed (i) to conduct its business in the ordinary course, and not to take certain actions without the consent of Holdings, (ii) not to solicit or engage in discussions regarding any other transaction similar to the Merger, (iii) seek approval of its stockholders to the Business Combination, including, without limitation, the Pharma Majority of the Minority, and (iv) use reasonable best efforts to cause all conditions to the Business Combination to be satisfied and to consummate the Business Combination, and (b) Holdings has agreed (i) not to take certain actions without the consent of Pharma, (ii) to prepare and file a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of the shares of Holdings Class B common stock to the holders of Pharma capital stock to be issued as consideration upon consummation of the Merger, (iii) use reasonable efforts to cause such shares to be listed on the New York Stock Exchange, (iv) seek approval of its stockholders to the Business Combination, including, without limitation, the Holdings Majority of the Minority, and (v) use reasonable best efforts to cause all conditions to the Business Combination to be satisfied and to consummate the Business Combination.

Voting Agreement

In connection with the entry into the Merger Agreement, Howard Jonas and certain of his family members and affiliates have entered into a Voting Agreement in substantially the form attached hereto as Exhibit 10.02 pursuant to which they have agreed to vote in favor of the consummation of the Mergers at any meeting of Holdings’ stockholders and take other actions in furtherance of the consummation of the Merger Agreement until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Support Agreements

In connection with the entry into the Merger Agreement, certain directors and executive officers of Pharma and other Pharma Stockholders have entered into Support Agreements with Parent and Pharma in substantially the form attached hereto as Exhibit 10.03 which support agreements include an agreement from holders of Pharma Preferred Stock (including any Preferred Stock issuable upon exercise of convertible securities) who are affiliated with Parent or Howard Jonas to convert their Pharma Preferred Stock to Pharma Common Stock automatically upon a conversion to Pharma Common Stock of all other Pharma Preferred Stock in the limited circumstance where the Mergers are not consummated as specified therein. The foregoing description of the form of support agreements is qualified in its entirety by reference to the full text of the form of support agreement.

Convertible Note Cancellation Agreement

Under the terms of the Merger Agreement, the parties intend that the Pharma Convertible Notes shall not be assumed or continued by Holdings or Pharma in connection with the Merger or the other transactions contemplated thereby. Immediately prior to the Effective Time, Holdings and Pharma shall use their commercially reasonable efforts to cause each Pharma Convertible Note to be cancelled and extinguished and converted into the applicable Note Conversion Shares, in accordance with the terms of Pharma Convertible Notes and of that certain form of Convertible Note Cancellation Agreement attached hereto as Exhibit 10.04, to be executed and delivered by each Pharma Noteholder prior to the Closing. The Convertible Note Cancellation Agreement provides that, contingent on the consummation of the Merger, the applicable Note Conversion Shares to which a Pharma Noteholder is entitled shall be calculated based on accrued interest as of September 30, 2021, as if the Mergers were consummated on such date.

Warrant held By Holdings

Pursuant to the Merger Agreement, the expiration date of that certain Warrant to Purchase Shares of Pharma issued on September 16, 2016 to IDT Corporation, a predecessor of Parent, which Warrant to Purchase Shares of Pharma is held by Pharma Holdings LLC, a 90%-owned subsidiary of Holdings of which the remaining 10% is owned by the Instrument (the “56% Warrant”), shall be extended by Parent beyond August 15, 2021 and shall remain exercisable by the holder(s) thereof until the earlier of (i) upon the occurrence of the Effective Time, the Effective Time or (ii) if the Effective Time does not occur, the date that is calculated by adding (A) the number of calendar days the Merger Agreement has been in effect prior to its termination in accordance with its terms, to (B) August 15, 2021. Prior to the Closing, Holdings shall effect the termination of the 56% Warrant by Pharma Holdings LLC, such termination to be contingent on the consummation of the Merger and effective at the Initial Effective Time. The Support Agreements executed by holders of the 56% Warrant provides that, contingent on the consummation of the Merger, the anti-dilution accrual of additional shares issuable pursuant to the 56% Warrant shall be calculated as of September 30, 2021, as if the Merger were consummated on such date.

Line of Credit Amendment

RP Finance, LLC, a Delaware limited liability company, as Lender, and Pharma, as the Debtor, entered into that certain Line of Credit Loan Agreement, dated as of February 3, 2020 (as amended, the “Line of Credit”). In connection with the Line of Credit, Debtor executed a Promissory Note, dated as of February 3, 2020, in the amount of $50,000,000.00 in favor of Lender (as amended, the “Note”). Lender and Pharma have amended the Note and the Line of Credit Loan Agreement to modify the definition of “Change of Control” to provide that the Note, which has an outstanding principal balance of $15 million on the date hereof, and all accrued and unpaid interest thereon will be due and payable on consummation of the Merger and to shorten the call period for draws to thirty days. . The Merger Agreement provides that, contingent on the consummation of the Merger, the anti-dilution accrual of additional shares issuable pursuant to the Line of Credit shall be calculated as of September 30, 2021, as if the Mergers were consummated on such date.

Altira Acquisition Agreement

As a condition to the closing of the Business Combination, Holdings is to acquire for $30 million in cash the remaining membership interest in Altira Capital & Consulting, LLC that it does not already own on the terms and conditions set forth in that certain form of Acquisition Agreement attached to this Current Report as Exhibit 10.05 (the “Altira Acquisition Agreement”). The foregoing description of the form of Altira Acquisition Agreement is qualified in its entirety by reference to the full text of the Altira Acquisition Agreement.

Conditions to Each Party’s Obligations

The obligations of the parties to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) any required regulatory approvals or expiration of any required waiting period, (ii) the approval of Holdings’ stockholders, including the Holdings Majority of the Minority, (iii) the approval of Pharma’s stockholders, including the Pharma Majority of the Minority, (iv) effectiveness of the Registration Statement referred to above, (v) approval of the New York Stock Exchange listing, subject to official notice of issuance, (vi) consummation of the royalty buyout pursuant to the Altira Acquisition Agreement, (vii) Holdings consummating a private placement and/or underwritten public offering of Parent Capital Stock for the issuance of $50 million of aggregate net proceeds after payment of any fees and expenses associated with such sale of stock, less any proceeds received from the sale of real property owned by Parent, and (viii) other customary conditions.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by the mutual written consent of Holdings and Pharma, (ii) by Holdings, subject to certain exceptions, if any of the representations or warranties of Pharma are not true and correct or if Pharma fails to perform any of its covenants or agreements under the Merger Agreement (iii) by Pharma, subject to certain exceptions, if any of the representations or warranties made by Holdings are not true and correct or if Holdings fails to perform any of its covenants or agreements under the Merger Agreement; (iv) by either Holdings or Pharma, if the Business Combination has not been consummated on or prior to December 15, 2021; provided, however, that, in the event that the SEC has not declared effective under the Securities Act of 1933, as amended (the “Securities Act”) the Registration Statement by the date which is 45 calendar days prior to the End Date, then the End Date shall automatically be extended to February 1, 2022 (the “End Date”), unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate was the principal cause of the failure to consummate the transactions contemplated by the Merger Agreement; (v) by either Holdings or Pharma, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order or other action has become final and non-appealable; and (vi) by either Holdings or Pharma, if the required approvals by the stockholders of Holdings and Pharm have not been obtained by the applicable solicitation period.

The Business Combination is expected to close in the third calendar quarter of 2021, following the receipt of the required approval by Holdings’ stockholders and the fulfillment of other customary closing conditions.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.01 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Holdings does not believe that these schedules contain information that is material to an investment decision.

Item 7.01.	Regulation FD Disclosure.

On June 21, 2021, Holdings issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, Holdings intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of Parent Common Stock in connection with Holdings’ solicitation of proxies for the vote by Holdings’ stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Holdings to be issued in the Business Combination. Holdings’ stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about the parties to the Merger Agreement and the proposed Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of Holdings as of a record date to be established for voting on the proposed Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, Attention: David Polinsky, or to david.polinsky@rafaelholdings.com.

Participants in the Solicitation

Holdings and its directors and executive officers may be deemed participants in the solicitation of proxies from Holdings’ stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Holdings, Pharma and the Business Combination will be contained in the Registration Statement for the Business Combination, when available, and will be available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, Attention: David Polinsky, or to david.polinsky@rafaelholdings.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Holdings’ and Pharma’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Holdings’ and Pharma’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Holdings’ and Pharma’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of the parties to meet the closing conditions in the Merger Agreement, including due to failure to obtain the required approvals of the stockholders of Holdings and Pharma or certain regulatory approvals, or failure to satisfy other conditions to closing in the Merger Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Holdings or Pharma following the announcement of the Merger Agreement and the transactions contemplated thereby, that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain the listing of shares to be issued in the Business Combination on the New York Stock Exchange; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations; (8) the inability of Holdings to obtain the required financing; (9) the success of Pharma’s lead product candidate CPI-613® (devimistat); (10) success of clinical trials by Pharma and other entities controlled by Holdings; (11) possible commercialization of devimistat and other compounds; (12) the impact of the COVID-19 pandemic; (13) competition; (14) protection of intellectual property; (15) protection of information and information technology; and (16) the real estate market and prices for Holdings’ properties.

Holdings cautions that the foregoing list of factors is not exclusive. Holdings cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Holdings does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
2.01	Agreement and Plan of Merger, dated as of June 17, 2021, by and among Holdings, Merger Sub I, Merger Sub II and Pharma
10.01	Form of Lock-Up Agreement
10.02	Form of Voting Agreement
10.03	Form of Support Agreement
10.04	Form of Convertible Note Cancellation Agreement
10.05	Form of Altira Acquisition Agreement
10.06	Form of Letter of Transmittal
99.1	Press Release, dated June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
David Polinsky
Chief Financial Officer

Dated: June 21, 2021

EXHIBIT INDEX

Exhibit Number	Document
2.01	Agreement and Plan of Merger, dated as of June 17, 2021, by and among Holdings, Merger Sub I, Merger Sub II and Pharma
10.01	Form of Lock-Up Agreement
10.02	Form of Voting Agreement
10.03	Form of Support Agreement
10.04	Form of Convertible Note Cancellation Agreement
10.05	Form of Altira Acquisition Agreement
10.06	Form of Letter of Transmittal
99.1	Press Release, dated June 21, 2021